Exhibit 1.1

COYA THERAPEUTICS, INC.

UNDERWRITING AGREEMENT

[•], 2022

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

As Representative of the Underwriters named on Schedule 1 hereto

Ladies and Gentlemen:

The undersigned, Coya Therapeutics, Inc. (the “Company”), a company formed under the laws of the State of Delaware, hereby confirms its agreement with Chardan Capital Markets, LLC, a New York limited liability company (hereinafter referred to as “you” or the “Representative”), and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1Firm Securities.

1.1.1Nature and Purchase of Firm Securities.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters an aggregate of (A) [•] shares (“Firm Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (B) warrants exercisable to purchase an aggregate of [•] shares of Common Stock, in the form attached hereto as Exhibit B (the “Warrants”), which Warrants will have an exercise price of $[•] per share, subject to adjustment as provided for therein (the “Firm Warrants,” and together with the Firm Shares, the “Firm Securities”)).  The Warrants are being offered and sold at the rate of one Warrant for every two shares of common stock purchased in this offering.

(ii) The Underwriters, severally and not jointly, agree to purchase from the Company (A) the Firm Shares set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[•] per Share1 and (B) the Firm Warrants set forth opposite their respective names on Schedule 1 attached hereto and made a part hereof at a purchase price of $[•] per Warrant2. The Firm Shares and the Firm Warrants are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1).

1.1.2Payment and Delivery.

(i) Delivery and payment for the Firm Securities shall be made at 10:00 a.m., Eastern time, on the second (2nd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the third (3rd) Business Day following the

[1]	Public offering price less a 7% underwriting discount.
[2]	Public offering price less a 7% underwriting discount.

Effective Date, if the Registration Statement is declared effective on or after 4:30 p.m.) or at such earlier time as shall be agreed upon in writing by the Representative and the Company at the offices of McGuireWoods LLP, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, counsel to the Underwriters (“MW”), or at such other place (or remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities is called the “Closing Date.”

(ii) Payment for the Firm Securities shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriters) representing the Firm Shares and the Firm Warrants (or, in each case, through the facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representative for all the Firm Securities. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2Over-allotment Option.

1.2.1Option Securities.  For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities, the Underwriters are hereby granted an option (the “Over-allotment Option”) to purchase (i) up to [•] shares of Common Stock, representing up to fifteen percent (15%) of the Firm Shares sold in the Offering from the Company, (the “Option Shares”) and/or (ii) up to [•] additional Warrants, representing up to fifteen percent (15%) of the Firm Warrants sold in the Offering from the Company (the “Option Warrants,” and together with the Option Shares, the “Option Securities”) The purchase price to be paid for the Option Shares and the Option Warrants will be the price set forth in Section 1.1.1. The Over-allotment Option may be elected with respect to, at the Underwriters’ sole discretion, Option Shares and Option Warrants together, solely Option Shares, solely Option Warrants, or any combination thereof. The Firm Shares, the Firm Warrants, the Option Shares and the Option Warrants are hereinafter referred to collectively as the “Public Securities.”

1.2.2Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares and/or Option Warrants within 30 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Sections to be purchased and the date and time for delivery of and payment for the Option Securities (each, an “Option Closing Date”), which will not be earlier than one (1) or later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon in writing by the Company and the Representative, at the offices of MW or at such other place (including remotely by electronic transmission of executed documents) as shall be agreed upon in writing by the Company and the Representative. If such delivery and payment for the Option Securities does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will be obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will be obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice.

1.2.3Payment and Delivery. Payment for the Option Securities will be made on the applicable Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Option Shares and/or Option Warrants (or, in each case, through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) full Business Days prior to the applicable Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares and/or Option Warrants except upon tender of payment by the Representative for applicable Option Securities.

1.3Underwriter Warrants.

1.3.1Purchase Warrants. The Company hereby agrees to issue to the Underwriters (and/or its affiliates, employees, or third-party designees) on the Closing Date and each Option Closing Date, if any, an option (“Underwriters’ Warrant”) for the purchase of an aggregate of a number of shares of Common Stock, representing 7% of the Firm Shares sold on the Closing Date and 7% of the Option Shares sold each Option Closing Date, if any. The Underwriters’ Warrant, in the form attached hereto as Exhibit C, shall be exercisable, in whole or in part, commencing on the date that is 180 days after the Effective Date and expiring on the four-year anniversary of the Effective Date at an initial exercise price per share of Common Stock of $[•], which is equal to 125% of the initial public offering price of the Firm Shares. The Underwriters’ Warrant and the shares of Common Stock issuable upon exercise thereof are hereinafter referred to together as the “Underwriters’ Securities.” The Underwriter understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriters’ Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering or (ii) a bona fide officer or partner of the Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2Delivery. Delivery of the Underwriters’ Warrant shall be made on the Closing Date and each Option Closing Date, if any, and shall be issued in the name or names and in such authorized denominations as the Underwriter may request.

2.Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of each Option Closing Date, if any, as follows:

2.1Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-268482), including any related preliminary prospectus or prospectuses, including those that omitted information pursuant to Rule 430A, for the registration of the sale of the Public Securities and the Underwriters’ Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations and any registration statement filed pursuant to Rule 462(b)) is referred to herein as the “Registration Statement.” From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. As used herein, the term “Preliminary Prospectus” shall mean the preliminary prospectus dated December [•], 2022 made part of the Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in the Offering is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means 5:00 p.m. on the Effective Date or such other time as agreed to in writing by the Company and the Representative. “Pricing Disclosure Package” means the Preliminary Prospectus, the Written Testing-the-Waters Communications (as hereinafter defined) and the information included on Schedule 2 hereto, considered together.

2.1.1Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. [•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Firm Shares and the Option Shares. The registration of the Firm Shares and the Option Shares under the Exchange Act is effective on the date hereof.

2.1.2The shares of Common Stock have been approved for listing on the Nasdaq Capital Market[, subject to final clearance from the Nasdaq Capital Market,]3 and the Company has taken no action designed to, or likely to have the effect of, delisting the shares of Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing.

2.2No Stop Orders, etc.  Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3Disclosures in Registration Statement.

2.3.1Compliance with Securities Act; 10b-5 Representation.

(i) Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied and will comply in all material respects with the requirements of the Act and the Regulations. The Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, at the date of this Agreement and at the Closing Date and each Option Closing Date, complied in all material respects with the requirements of the Act and the Regulations. The Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

[3]	Note: To be determined based on sequencing of Nasdaq approval.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, or at the Closing Date or any Option Closing Date contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time or at the Closing Date or any Option Closing Date did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the third paragraph under the caption “Underwriting,” and the section under the caption “Stabilization,” and under the caption “Electronic Prospectuses” (collectively, the “Underwriters’ Information”); and

(iv) Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Date or any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.3.2Disclosure of Agreements.  The agreements and documents described in the Pricing Disclosure Package, the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described therein or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Pricing Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except where such default would not have a Material Adverse Effect (as defined below). Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3Prior Securities Transactions.  No offers or sales of securities of the Company that are required to be “integrated” pursuant to the Act or the regulations thereunder with the offer and sale of the shares of Common Stock and Warrants pursuant to the Registration Statement have been offered or sold, either prior to the initial filing of the Registration Statement or the Effective Date, by the Company or, to the Company’s knowledge, any of its affiliates or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.4Changes After Dates in Registration Statement.

2.4.1No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, of the Company taken as a whole; (ii) there have been no material transactions entered into by the Company required to be disclosed in the Prospectus or the Registration Statement, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5Independent Accountants. To the knowledge of the Company, Weaver and Tidwell, L.L.P (“W&T”), whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Act and the Regulations. Except as would not impair the independence of W&T under applicable rules and laws and would not violate Section 10A of the Exchange Act, W&T has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6Financial Statements.  The financial statements, including the notes thereto and supporting schedules, if any, included in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement, if any, present fairly the information required to be stated therein. The Pricing Disclosure Package, the Prospectus and the Registration Statement disclose all off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons required to be disclosed under Item 303(a)(4) of Regulation S-K.

2.7Authorized Capital; Options, etc.  The Company had, at the date or dates indicated in the Pricing Disclosure Package, the Prospectus and the Registration Statement, the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Pricing Disclosure Package, the Prospectus and the Registration Statement, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date and any Option Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments on the part of the Company to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8Valid Issuance of Securities, etc.

2.8.1Outstanding Securities.  All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Common Stock of the Company conforms in all material respects to all statements relating thereto contained in the Pricing Disclosure Package, the Prospectus and the Registration Statement. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.8.2Securities Sold Pursuant to this Agreement. The Firm Shares and the Option Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities and the Underwriters’ Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities and the Underwriters’ Securities has been duly and validly taken. The Public Securities and the Underwriters’ Securities conform in all material respects to all statements with respect thereto contained in the Pricing Disclosure Package, the Prospectus and the Registration Statement. All corporate action required to be taken for the authorization, issuance and sale of the Warrants and the Underwriters’ Warrant has been duly and validly taken; the shares of Common Stock issuable upon exercise of the Warrants and the Underwriters’ Warrant have been duly authorized and reserved for issuance by all necessary corporate action on the part of the Company and when paid for and issued upon exercise in accordance with the Warrants and the Underwriters’ Warrant, as applicable, such shares of Common Stock will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; and such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

2.9Registration Rights of Third Parties. No holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register the resale of any such securities of the Company under the Act or to include the resale of any such securities in a registration statement to be filed by the Company.

2.10Validity and Binding Effect of Agreements. This Agreement, the Warrants, the Warrant Agency Agreement between the Company and the Company’s transfer agent (the “Warrant Agency Agreement”) and the Underwriters’ Warrant and all related ancillary documents have been duly and validly authorized by the Company, and, when executed and delivered, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Warrants, the Warrant Agency Agreement and the Underwriters’ Warrant and all related ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”) or the bylaws of the Company; or (iii) result in the Company’s violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof, except in the case of clauses (i) and (iii) for such breach, conflict, default or violation which would not reasonably be expected to cause a Material Adverse Change.

2.12No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13Corporate Power; Licenses; Consents.

2.13.1Conduct of Business. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Pricing Disclosure Package and the Prospectus. The disclosures in the Pricing Disclosure Package, the Prospectus and the Registration Statement concerning the effects of Federal, state, local and foreign regulation on the Offering of the Public Securities and the Company’s business as currently contemplated are correct in all material respects.

2.13.2Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Warrants, the Warrant Agency Agreement and the Underwriters’ Warrant and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the Underwriters’ Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrants, the Warrant Agency Agreement and the Underwriters’ Warrant and as contemplated by the disclosures in the Pricing Disclosure Package and the Prospectus, except with respect to applicable Federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering, as well as in each Lock-Up Agreement (as hereinafter defined) provided to the Underwriters, is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each such officer or director to become inaccurate and incorrect.

2.15Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, threatened against, or involving the Company or, any executive officer or director that is required to be disclosed in the Preliminary Prospectus, the Prospectus and the Registration Statement which has not been disclosed therein or in connection with the Company’s listing application for the listing of the shares of Common Stock on the Nasdaq Capital Market.

2.16Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect (as defined in Section 2.20).

2.17Transactions Affecting Disclosure to FINRA.

2.17.1Finder’s Fees. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of its officers or directors with respect to the sale of the securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) to the Company’s knowledge, any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Underwriters as provided hereunder in connection with the Offering.

2.17.3Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) except as set forth in the Registration Statement. The Company will advise the Representative if it learns that any officer, director or owner of at least 5% of the Company’s outstanding shares of Common Stock (or securities convertible into exercisable or exchangeable for shares of Common Stock) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or, to its knowledge, any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19Officers’ Certificate. Any certificate pursuant to this Agreement signed by any duly authorized officer of the Company and delivered to the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20Possession of Licenses and Permits. The Company (A) possesses the licenses, permits, certificates, authorizations, consents and approvals (collectively, “Governmental Licenses”) issued by the appropriate governmental entities necessary to conduct its business as currently conducted as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement, and (B) has obtained all necessary Governmental Licenses from other persons necessary to conduct its business, except, in each case of clauses (A) and (B), (i) as described in the Preliminary Prospectus, the Prospectus and the Registration Statement or (ii) to the extent that any failure to possess any Governmental Licenses, provide any notice, make any filing, or obtain any Governmental Licenses would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the assets, business, prospects, activities, financial or otherwise, of the Company and its subsidiaries (“Material Adverse Effect”); none of the Company and subsidiaries is in violation of, or in default under, any Governmental License, except as would not reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.21Title to Property. The Company has legal and valid title to all tangible assets and properties described as owned by it in the Pricing Disclosure Package, the Prospectus and the Registration Statement (whether through fee ownership, mineral estates or similar rights of ownership), in each case free and clear of all liens, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any real property or tangible personal property held under lease by the Company is held under a lease that is valid, existing and enforceable by the Company with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company has not received any written notice of any material claim that is adverse to the rights of the Company under any lease.

2.22Possession of Intellectual Property. Except as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement, (A) the Company owns or possesses all licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how as are necessary for the conduct of its business as currently conducted, or proposed to be conducted, as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement (collectively, “Intellectual Property”), and (B) the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) any asserted rights of others with respect to any Intellectual Property used by the Company in connection with the conduct of its business as currently conducted, or proposed to be conducted, as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement.

2.23Company IT Systems. The Company owns or has a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions necessary for the conduct of its business as currently conducted as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement (the “Company IT Systems”), except where the failure to own or have the right to access the Company IT Systems would not reasonably be expected to have a Material Adverse Effect. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement, except as would not reasonably be expected to have a Material Adverse Effect.

2.24Environmental Laws. Except as described in the Preliminary Prospectus, the Prospectus and the Registration Statement, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance in all material respects with their requirements, (C) there are no pending or, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company, and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

2.25Payment of Taxes. Except where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company has accurately prepared and timely filed all federal, state, foreign and other tax returns or other statements that are or were required to be filed by it, if any, and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which it is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or threatened, (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business, and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

2.26Insurance. The Company carries, or is covered by, insurance (issued by insurers of recognized financial responsibility) in such amounts and covering such risks as is appropriate for the conduct of its entire business and the value of its assets, all of which insurance is in full force and effect in all material respects.

2.27Investment Company Act. The Company is not, nor upon the sale of the Public Securities as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Disclosure Package, the Prospectus and the Registration Statement under the caption “Use of Proceeds”, will the Company be, an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder).

2.28Employment Laws Compliance. The Company has not violated, or received any notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.29Money Laundering Laws. The Company has not, and to the Company’s knowledge none of the Company’s officers, directors, employees or agents purporting to act on behalf of the Company have, made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation relating to the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental entity involving the Company with respect to the Money Laundering Laws is pending or threatened.

2.30OFAC. The Company is not, and none of its directors or officers are and, to the Company’s knowledge, none of its agents or employees purporting to act on behalf of the Company are currently the target of or reasonably likely to become the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering of the Public Securities and the Underwriters’ Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the target of any U.S. sanctions administered by OFAC.

2.31Subsidiaries. The Company has no subsidiaries.

2.32Related Party Transactions. Except as disclosed in the Prospectus and the Registration Statement, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.33Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management”. The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Nasdaq Capital Market. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Nasdaq Capital Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Nasdaq Capital Market.

2.34Sarbanes-Oxley Compliance.

2.34.1The Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15(f) and 15d-15 under the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, (1) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, (2) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (3) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements; and such internal control over financial reporting is effective as of the end of the Company’s most recently completed fiscal year.  Since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

2.34.2The Company has taken all necessary actions to ensure, within the time periods required, the Company will comply with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and such controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.35Health Care Authorizations. The Company has submitted and possesses, or qualifies for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto (collectively, “Health Care Authorizations”) issued or required by the appropriate local, state, federal, national, supranational or other foreign regulatory agencies or bodies (collectively, “Health Regulatory Agencies”) necessary to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including, without limitation, all such Health Care Authorizations required by the FDA, the Department of Health and Human Services, the European Commission, the EMA or any other Health Regulatory Agencies engaged in the regulation of Biologics (as defined in the Public Health Service Act of 1944, as amended (42 U.S.C. 6A et seq.)), except as would not be reasonably expected to result in a Material Adverse Effect. The Company has not received any notice of proceedings, or have any knowledge of any threatened proceedings, relating to the revocation or modification of, or non-compliance with, any such Health Care Authorization, except where such revocation, modification or non-compliance would not result in a Material Adverse Effect.

2.36Compliance with Health Care Laws. The Company is, and has been, in compliance in all material respects with all applicable Health Care Laws, and has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid or any other state, federal or national health care program. For purposes of this Agreement, “Health Care Laws” means all health care laws and regulations applicable to the Company, including, but not limited to: the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Basic Health and Human Services Policy for Protection of Human Research Subjects “Common Rule” as codified and enforced by the Department of Health and Human Services in 45 C.F.R. part 46 and enforced by FDA under 21 C.F.R. part 50, Laboratory Animal Welfare Act of 1966, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the Controlled Substances Act (2 U.S.C. § 801, et seq.), Good Manufacturing Practices (21 C.F.R. §§210 & 211), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any and all other applicable comparable local, state, federal, national, supranational and foreign health care laws and the regulations promulgated pursuant to such laws, each as amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws, and, to the knowledge of the Company, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened. The Company has not received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the European Commission, the EMA, or any other Health Regulatory Agencies, or any other court or arbitrator, alleging or asserting material noncompliance with the Health Care Laws. The Company is not a party to and has no ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, nor, to the knowledge of the Company, any of its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human research study or trial or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

2.37Research Studies and Trials. (A) The research studies and trials conducted by or, to the Company’s knowledge, on behalf of, or sponsored by, the Company, or in which the Company has participated, that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, were and, if still pending, are being, conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable statutes, rules and other regulations of the FDA, National Institute of Health Department of Health and Human Services, the European Commission, the EMA, and any other Health Regulatory Agencies to which it is subject; (B) the descriptions of the results of such studies and trials contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus do not contain any misstatement of a material fact or omit to state a material fact necessary to make such statements not misleading; (C) the Company has no knowledge of any research studies or trials not described in the Registration Statement, the Pricing Disclosure Package or the

Prospectus the results of which reasonably call into question in any material respect the results of the research studies and trials described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or that suggest a reasonable possibility of any adverse side effects not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (D) the Company has not received any notices or correspondence from the FDA, the European Commission, the EMA, or any Health Regulatory Agency or any institutional review board or comparable authority requiring or threatening the premature termination, suspension, material modification or clinical hold of any research studies or trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated that are described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for the same; (E) there has not been any violation of applicable law or regulation by the Company in any of its product development efforts, submissions or reports to the FDA, the European Commission, the EMA, or any other Health Regulatory Agency that could reasonably be expected to require investigation, corrective action or result in enforcement action, except where such violation would not, singly or in the aggregate, result in a Material Adverse Effect; and (F) the research studies and clinical trials of Company are being conducted in an ethical and humane manner under state, national or supra-national applicable laws that are either equal or more stringent than applicable laws and regulations enforced by the Department of Health and Human Services and FDA governing human, animal or non-human primate research participants and test subjects and such studies and the clinical trials are conducted under the auspices of a neutral and independent Institutional Animal Care and Use Committee or Institutional Review Board and applicable state, national, or supra national agencies responsible for oversight.

2.38Health Care Products Manufacturing. The manufacture of the Company’s products by or, to the knowledge of the Company, on behalf of the Company is being conducted in compliance with all applicable Health Care Laws, including, without limitation, the FDA’s regulation pertaining to Biologics at 21 CFR Part 600, and, to the extent applicable, the respective counterparts thereof promulgated by the European Commission, the EMA, or other Health Regulatory Agencies. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not had any manufacturing site (whether owned by the Company or, to the knowledge of the Company, that of a third party manufacturer for the Company’s products) subject to an FDA, European Commission, EMA, or other Health Regulatory Agency shutdown or import or export prohibition, nor received any FDA, European Commission, EMA or other Health Regulatory Agency “warning letters,” or “untitled letters” alleging or asserting material noncompliance with any applicable Health Care Laws, requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA, the European Commission, the EMA, or other Health Regulatory Agency alleging or asserting material noncompliance with any applicable Health Care Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, the European Commission, the EMA or other Health Regulatory Agency. To the knowledge of the Company, none of the FDA, the European Commission, the EMA, the TGA or any other Health Regulatory Agency is considering such action.

3.Covenants of the Company. The Company covenants and agrees as follows:

3.1Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or the Prospectus proposed to be filed after the Effective Date, and it will not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2Filing of Final Prospectus. The Company shall prepare the Prospectus in a form approved by the Representative and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

3.3Prospectus Delivery Period.  During the period beginning on the date hereof and ending on the later of the Closing Date, the last Option Closing Date or such date as determined by the Representative that the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Registration Statement filed under Rule 462(b), the Pricing Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

3.4Effectiveness and Notice of Certain Events.  The Company shall use commercially reasonable efforts to cause the Registration Statement (or another registration statement registering the offer and sale of the Public Securities and Underwriters’ Securities) to remain effective with a current prospectus until the latest of (a) nine (9) months after the Applicable Time, (b) the date that the Warrants have been exercised in full or expired by their terms and (c) the date that the Underwriters’ Warrant has been exercised in full or expired by its terms.  From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.

3.4.1Compliance.

3.4.1.1  During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Act and by the Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Public Securities as contemplated by the provisions hereof, the Pricing Disclosure Package, the Registration Statement and the Prospectus.  If during the Prospectus Delivery Period any event occurs the result of which would cause the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) to comply with the Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Pricing Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.4.1.2  If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include, when taken together with the Pricing Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.4.2Qualification.  The Company shall take or cause to be taken all action reasonably necessary to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

3.4.3Copies.  The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

3.4.4Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Regulations; provided that the Company will be deemed to have furnished such statements to its security holders and the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

3.5Payment of Expenses.  The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Public Securities and the Underwriters’ Securities with the Commission, (b) all filing fees and other expenses (including the reasonable and documented fees and disbursements of Representative’s counsel) incurred in connection with qualification of the Public Securities and the Underwriters’ Securities for sale under the laws of such jurisdictions as the Representative designates, (c) costs and expenses related to the review of the Offering by FINRA, including all filing fees and the reasonable fees and disbursements of Representative’s counsel relating to such review not to exceed $10,000, (d) costs and expenses relating to investor presentations or any “road show” in connection with the Offering, including, without limitation, the costs of recording and hosting on the Internet of the Company’s road show presentation and any travel expenses of the Company’s officers and employees and any other expenses of the Company, (e) fees and expenses incident to listing of the Public Securities and the Underwriters’ Securities on such stock exchanges as the Company determines, (f) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors in connection with the Offering, (g) expenses incurred in preparing, printing and distributing preliminary and the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Representative and the other Underwriters in the Offering, if any, and for expenses incurred for preparing, printing and distributing any issuer free writing prospectuses or advertisements to investors or prospective investors, (h) reasonable fees, disbursements and expenses of the Underwriters counsel up to an aggregate of

$240,000, (i) the costs and expenses of an investor relations firm selected by the Company in its sole discretion, if any, (j) the costs of preparing, printing and delivering certificates representing the Public Securities and the Underwriters’ Securities, (k) fees and expenses of the transfer agent, (l) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters, (m) to the extent approved by the Company in writing, the costs associated with post-closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times, and (n) fees, expenses and disbursements relating to background checks of the Company’s officers and directors in connection with the Offering; provided, however, that the maximum amount of fees, costs and expenses incurred by the Representative with respect to subparagraphs (a) through (n) above, on its own behalf and on behalf of any other Underwriters in the Offering, including, without limitation, the fees, disbursements and expenses of counsel to the Underwriters, that the Company shall be required to pay under this Section 3.5 shall be $250,000.

3.6Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Public Securities to be sold by it hereunder as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

3.7Stabilization.  Except for the grant to the Underwriters of the right to purchase the Option Shares, the Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities and the Underwriters’ Securities.

3.8Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule 2.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

3.9Testing-the-Waters Communications.  The Company has not distributed and, prior to the later to occur of the Closing Date and completion of distribution of the Public Securities, will not distribute any offering materials in connection with the offering and sale of the Public Securities, other than the Preliminary Prospectus, the Prospectus and, subject to compliance with Section 3.8, any Permitted Free Writing Prospectus. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 2 hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

3.10Company Lock-up.  The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending one hundred eighty (180) days after the date hereof (“Lock-Up Period”), (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, other than awards made by the Company to employees, directors and consultants under the Amended and Restated Coya Therapeutics, Inc. 2021 Equity Incentive Plan or any other Company’s equity incentive plan approved by the independent members of the Company’s board of directors or a committee consisting solely of independent directors; (ii) file or cause the filing of any registration statement under the Act with respect to any shares of Common Stock beneficially owned by the Company’s officers, directors and certain stockholders or other capital stock or any securities beneficially owned by them that are convertible into or exercisable or exchangeable for Common Stock or other capital stock other than a Form S-8 Registration Statement to cover shares and interests granted under the Company’s equity incentive plans; or (iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether any transaction described in any of the foregoing is to be settled by delivery of Common Stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

3.11Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement; provided that the Company will be deemed to have furnished such statement to its security holders and the Representative to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

3.12Transfer Agent.  The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock and the Warrants.

3.13Emerging Growth Company Status.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the end of the Prospectus Delivery Period.

3.14 Accountants. The Company shall retain W&T or another independent public accounting firm registered with the Public Company Accounting Oversight Board for a period ending the earlier of three (3) years following the Effective Date or the date that the Company shall no longer be required by applicable law or the rules of the Nasdaq Stock Market (or another national securities exchange) to maintain such a firm.

3.15No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or agents shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.16Right of First Refusal. The Company agrees that if the Firm Securities are sold in accordance with the terms of this Agreement, the Company shall grant Representative the right of first refusal (the “Right of First Refusal”) to act as a book-running manager or lead placement agent, in each case, for a minimum of twenty five (25%) economics, for each and every future public and private equity or equity-linked offering of the Company, or any successor to or any subsidiary of the Company (each, a “Subject Transaction”). The Right of First Refusal shall terminate on the 18-month anniversary date of the date of this Agreement. The Representative’s failure to exercise its Right of First Refusal with respect to any particular proposal shall not affect its Right of First Refusal relative to future proposals. In cases where there are multiple underwriters or placement agents in a Subject Transaction, the Representative shall be entitled to receive as its compensation no less than twenty 25% of the compensation payable to the full underwriting or placement agent group for that Subject Transaction.

4.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Public Securities, as provided herein, shall be subject to the performance by the Company of its obligations hereunder and to the following conditions:

4.1.Regulatory Matters.

4.1.1Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and each Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

4.1.2FINRA Clearance. By the Effective Date, the Representative shall have received a no objections letter from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3Nasdaq Clearance. On the Closing Date, the Company’s shares of Common Stock, including the Public Securities, shall have been approved for listing on the Nasdaq Capital Market.

4.2Company Counsel Matters.

4.2.1Closing Date Opinion of Counsel. On the Closing Date and each Option Closing Date, if any, the Representative shall have received the favorable opinion and negative assurance letter of Lowenstein Sandler LLP, counsel to the Company (“Lowenstein”), in each case, dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative.

4.2.2Closing Date Opinion of Intellectual Property Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Jones Day LLP, intellectual property counsel to the Company (“IP Counsel”), dated the Closing Date, addressed to the Representative, in form and substance reasonably satisfactory in all respects to the Representative.

4.2.3Option Closing Date Opinions of Counsel. On each Option Closing Date, if any, the Representative shall have received the favorable opinion of Lowenstein and IP Counsel, dated such Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to the Representative, confirming as of such Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.3Cold Comfort Letter. At the time this Agreement is executed, W&T shall have furnished to the Representative, for the benefit of the Underwriters, a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representative and its counsel, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

4.4Officers’ Certificates.

4.4.1Officers’ Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by Chief Executive Officer of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or such Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and such Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2Secretary’s Certificate. At each of the Closing Date and each Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation and bylaws are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public Offering contemplated by this Agreement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus taken as a whole; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any officers or directors before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, or financial condition or results of operations of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6Delivery of Agreements.

4.6.1Effective Date Deliveries. On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and (i) each directors on the Company’s board of directors, (ii) each officers of the Company and (iii) each stockholder of the Company that holds 0.5% or more of all outstanding shares of Common Stock, on a fully diluted basis; provided, that the Representative shall have received duly executed Lock-Up Agreements from securityholders of the Company holding not less than 95% of all outstanding shares of Common Stock, on a fully diluted basis.

4.6.2Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Underwriters the Firm Shares and the Firm Warrants, and on each Option Closing Date, if any, the Company shall have delivered to the Underwriters the applicable Option Shares or Option Warrants.

4.6.3Underwriters’ Warrant. On the Closing Date and each Option Closing Date, if any, the Company shall have delivered to the Underwriters executed copies of the Underwriters’ Warrant.

4.7Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or each Option Closing Date, if any, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or each Option Closing Date, if any, as the case may be.

5.Indemnification.

5.1Indemnification of Underwriters.

5.1.1General. The Company hereby agrees to indemnify, defend and hold harmless the Representative, Underwriters, their subsidiaries, parents and affiliates and each of their directors, officers, managers, agents, contractors, employees, members, counsel, and each other person or entity who controls the Representative or any of their affiliates within the meaning of Section 15 of the Securities Act (collectively, the “Indemnified Parties”) to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses, or liabilities (or actions in respect thereof) (“Losses”), joint or several, to which they or any of them may become subject under any statute or at common law, and to reimburse such Indemnified Parties for any reasonable legal or other expense (including but not limited to the cost of any investigation, preparation, response to third party subpoenas) incurred by them in connection with any litigation or administrative or regulatory action (“Proceeding”), whether pending or threatened, and whether or not resulting in any liability, insofar as such losses, claims, liabilities, or litigation arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (2) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (3) the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing indemnification provisions shall not apply to statements or omissions to the extent made in reliance upon and in conformity with the Underwriters’ Information; and provided that the Company will not be responsible for the fees and expenses of more than one counsel to all Indemnified Parties, in addition to appropriate local counsel, unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties.

5.1.2Procedure. Each Indemnified Party shall, promptly after the receipt of notice of the commencement of any claim or Proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company, notify the Company in writing of the commencement thereof.  The omission of any Indemnified Party to so notify the Company of any such action shall not relieve the Company from any liability which it may have to such Indemnified Party (a) other than pursuant to Section 5.1.1 or (b) under Section 5.1.1 unless, and only to the extent that, such omission results in the Company’s forfeiture of substantive rights or defenses.  In case any such claim or Proceeding shall be brought against any Indemnified Party, and it shall notify the Company of the commencement thereof, the Company shall assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment.  In any such Proceeding, any Indemnified Party may retain separate counsel to participate in such defense, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or (ii) in any claim or proceeding in which both the Company, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such claim if, in the reasonable opinion of counsel to such Indemnified Party, either (x) one or more defenses are available to the Indemnified Party that are not available to the Company or (y) a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Company shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties (unless in the reasonable opinion of counsel to any Indemnified Party there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties, in which case, the Company shall pay all costs and expenses of such additional counsel).

5.1.3Reimbursement. In the event the Company fails to assume the defense of the Proceeding, the Company will reimburse all Indemnified Parties for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel for all Indemnified Parties) incurred by any such Indemnified Parties in connection with investigating, preparing, and defending any such action or claim, whether or not in connection with pending or threatened litigation in connection with the transaction to which an Indemnified Party is a party, promptly as such expenses are incurred or paid (unless the Indemnified Parties request they be paid in advance pursuant to Section 5.1.4 below).

5.1.4Advances. Notwithstanding any other provision hereof or any other agreement between the parties, in the event the Company chooses not to accept the defense of the Proceeding or if, in the reasonable opinion of counsel to any Indemnified Party, there exists a potential conflict of interest which would make it inappropriate for one counsel to represent all such Indemnified Parties, the Company shall advance, to the extent not prohibited by law, all expenses reasonably anticipated to be incurred by or on behalf of the Indemnified Parties in connection with any Proceeding, whether pending or threatened, within thirty (30) days of receipt of a statement or statements (“Statement(s)”) from the Indemnified Parties, or any of them, requesting such advances from time to time, so long as the Company has received a written undertaking of such Indemnified Parties to repay the Company the amount so advanced if it shall be finally determined that such Indemnified Parties were not entitled to indemnification hereunder.  This advancement obligation shall include any refundable retainers of counsel retained by Indemnified Parties (as selected by Indemnified Parties in their sole and absolute discretion). Any Statement requesting advances shall evidence the expenses anticipated or incurred by the Indemnified Parties with reasonable particularity and may include only those expenses reasonably expected to be incurred within the 60-day period following each Statement.  In the event some portion of the amounts advanced pursuant to this Section 5.1.4 is unused, or in the event a court of competent jurisdiction finally determines that the Indemnified Parties are not entitled to be indemnified against certain expenses, Indemnified Parties shall return the unused or disallowed portion of any advances within thirty (30) days of the final disposition of any Proceeding to which such advances pertain.

5.2Indemnification of the Company. The Company agrees that no Indemnified Party shall have any liability to the Company or its respective owners, successors, heirs, parents, affiliates, security holders or creditors for any Losses, except to the extent such Losses resulted from any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission, in each case, made in the Registration Statement, the Pricing Disclosure Package or the Prospectus to the extent such statement or omission is made in reliance upon and in conformity with the Underwriters’ Information.

5.3Contribution.

5.3.1Contribution Rights. If such indemnification is for any reason not available or insufficient to hold an Indemnified Party harmless, the Company agrees promptly to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by the Underwriters, on the other hand, with respect to this Agreement, or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of the Underwriters on the other hand; provided, however, that, to the extent permitted by applicable law, the Indemnified Parties shall not be responsible for amounts which in the aggregate are in excess of the amount of all cash fees and value of other in-kind consideration, exclusive of costs, actually received by the Underwriters from the Company in connection with this Agreement. Relative benefits to the Company, on the one hand, and to the Underwriters, on the other hand, with respect to this Agreement shall be deemed to be in the same proportion as (i) the total value received or proposed to be received by the Company in connection with the Offering, whether or not consummated, bears to (ii) all fees received or proposed to be received by the Underwriters in connection with the applicable engagement (including in-kind consideration).  In the case of Losses arising out of or based on any untrue statement or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact, the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter in connection with the Public Securities distributed by it exceeds the amount of any damages such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

5.4Settlement. The Company will not, without the Representative’s prior written consent, settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending Proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party therein) unless the Company has given the Representative reasonable prior written notice thereof and such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such Proceeding.  The Company will not permit any such settlement, compromise, consent or termination to include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party, without such Indemnified Party’s prior written consent. No Indemnified Party seeking indemnification, reimbursement or contribution under this Agreement will, without the Company’s prior written consent (which shall not be unreasonably withheld) settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any Proceeding referred to herein or admit fault, culpability or failure to act by or on behalf of the Company or any Indemnified Party.

5.5Survival; Successors. The indemnity, contribution and expense reimbursement obligations set forth herein shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise (but not duplicative of or effective to result in any multiplicative return of Losses or of any such liability of the Company), and shall remain operative and in full force and effect notwithstanding the termination of this Agreement, the closing of the contemplated Offering, and any successor of the Representative or any other Indemnified Parties shall be entitled to the benefit of the provisions hereof.  Prior to entering into any agreement or arrangement with respect to, or effecting, any merger, statutory exchange or other business combination or proposed sale or exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth herein, the Company will promptly notify the Representative in writing thereof and, if requested by the Representative, shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth herein, including the assumption of such obligations by another party, insurance, surety bonds or the creation of an escrow, in each case in an amount and on terms and conditions reasonably satisfactory to the Representative.

6.Default by an Underwriter.

6.1Default Not Exceeding 10% of Firm Securities or Option Securities. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Securities or Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Option Securities that all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2Default Exceeding 10% of Firm Securities or Option Securities.  In the event that the default addressed in Section 6.1 relates to more than 10% of the Firm Securities or Option Securities, the Representative may, in its discretion, arrange for itself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the Firm Securities or Option Securities, the Representative does not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Firm Securities or Option Securities on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this

Section 6, this Agreement will automatically terminate without liability on the part of the Company (except as provided in Sections 3.7 and 5 hereof) or the non-defaulting Underwriters (except as provided in Section 5.2 hereof); provided, however, that if such default occurs with respect to the Option Securities, this Agreement will not terminate as to the Firm Securities; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3Postponement of Closing Date. In the event that the Firm Securities or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such securities.

7.Additional Covenants.

7.1Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq Stock Market or any other national securities exchange on which the Common Stock is then listed and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, in each case for a period ending the earlier of three (3) years following the Effective Date or the date that the Company shall no longer be required by applicable law or the rules of the Nasdaq Stock Market (or another national securities exchange) to comply with such requirements.

7.2Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without prior notice to the Representative, for a period ending at 5:00 p.m. Eastern time on the first business day following the 25th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.3Blue Sky Compliance. The Company shall be responsible for the qualification or registration of the Public Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions in the United States designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the shares of Common Stock, if such filings are so required. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Public Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

7.4Free Writing Prospectuses. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under

Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.Effective Date of this Agreement and Termination Thereof.

8.1Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2Termination. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representative’s opinion will in the immediate future materially disrupt, securities markets in the United States; or (ii) if trading on the NYSE Euronext, the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an initial or increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity (including a public health matter or natural disaster) or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Option Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions, including, without limitation, as a result of terrorist activities or any other calamity (including, without limitation, a calamity relating to a public health matter or natural disaster) after the date hereof or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

8.3Expenses. Except in the case of a default by the Underwriters pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall promptly pay each of the Underwriters its full amount of its actual reasonable accountable expenses incurred to such date up to a maximum of $75,000 for all such expenses, less the amounts, if any, previously paid to such Underwriter in reimbursement for such expenses.

9.Miscellaneous.

9.1Notices. All notices, demands, and other communications to given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by overnight delivery using a nationally recognized courier service, sent by facsimile transmission, or emailed.  Notice shall be deemed received: (a) if personally delivered, upon the date of delivery to the address of the receiving party; (b) if sent by overnight courier, the date actually received by the recipient; (c) if sent by email, when sent.  The parties will each promptly notify the other of any changes to the following contact information.

Notices to the Chardan shall be sent to:		Notices to the Company shall be sent to:

Chardan Capital Markets, LLC 17 State Street, 21st Floor New York, New York 10004 Attn.: Shai Gerson Email: sgerson@chardan.com		Coya Therapeutics, Inc. 5850 San Felipe St, Suite 500 Houston, TX 77057 Attention: Howard Berman, PhD e-mail: howard@coyatherapeutics.com

with a copy (which shall not constitute notice) to:		with a copy (which shall not constitute notice) to:

McGuireWoods LLP 1251 Avenue of the Americas, 20th Floor New York, NY 10020		Lowenstein Sandler LLP 1251 6th Avenue, 17th Floor New York, NY 10020
Attention:	Stephen Older	Attention:	Michael Lerner
	David S. Wolpa	Email:	mlerner@lowenstein.com
Email:	solder@mcguirewoods.com
dwolpa@mcguirewoods.com

9.2Section Headings.  The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

9.3Entire Agreement. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements, whether oral or written, between the Representative and the Company. This Agreement may not be amended or modified except in writing. Neither party shall assign its rights or duties hereunder without the prior written consent of the other party, which may be withheld in the other party’s sole and absolute discretion; provided however that nothing in this sentence shall impact the Representative’s ability to engage in customary arrangements in connection with the formation of a selling group for the Offering.  Notwithstanding the foregoing, the Representative may assign its rights to the fees payable to it under Section 1 to any affiliate of the Representative. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against each of the parties and their successors and assigns.

9.4Third Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and, with the exception of the rights and benefits conferred upon the Indemnified Parties by Section 5 of this Agreement, shall not be deemed or interpreted to confer any rights upon any third parties. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

9.5Governing Law. All aspects of the relationship created by this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed in the State of New York, without regard to its conflicts of laws provisions.  All actions and proceedings which are not submitted to arbitration pursuant to Section 9.6 hereof shall be heard and determined exclusively in the state and federal courts located in or nearest to the borough of Manhattan, New York City, New York and the Company, Liquid and the Representative hereby submit to the jurisdiction of such courts and irrevocably waive any defense or objection to such forum, on forum non conveniens grounds or otherwise.  The parties agree to accept service of process by mail, to their principal business address, addressed to the chief executive officer and secretary thereof.  The parties hereby agree that this Section 9.5 shall survive the termination and/or expiration of this Agreement.

9.6Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York (with the exception of claims to enforce the indemnity provision contained herein, which may, at the option of the party seeking relief, be submitted either to arbitration or to any court of competent jurisdiction).  The arbitration shall be administered either by FINRA Dispute Resolution pursuant to its Code of Arbitration Procedure, or if FINRA cannot or does not accept the arbitration, by JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction.  This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party. The parties hereby agree that this Section 9.6 shall survive the termination and/or expiration of this Agreement.

9.7Execution in Counterparts. This Agreement may be executed via facsimile transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

9.8Severability. Should any one or more covenants, restrictions and provisions contained in this Agreement be held for any reason to be void, invalid or unenforceable, in whole or in part, such unenforceability will not affect the validity of any other term of this Agreement, and the invalid provision will be binding to the fullest extent permitted by law and will be deemed amended and construed so as to meet this intent.  To the extent any provision cannot be so amended or construed as a matter of law, the validity of the remaining provisions shall be deemed unaffected and the illegal or invalid provision will be deemed stricken from this Agreement.

9.9Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

COYA THERAPEUTICS, INC.

By:
Howard Berman, Chief Executive Officer

Accepted on the date first above written. CHARDAN CAPITAL MARKETS, LLC, as Representative of the several Underwriters

By:
Shai Gerson,
Managing Partner of Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Name of Underwriter	Number of Firm Shares	Number of Firm Warrants
Chardan Capital Markets, LLC	[•]	[•]
Newbridge Securities Corporation	[•]	[•]
	[•]	[•]

SCHEDULE 2

Free Writing Prospectuses and Written Testing-the-Waters Communications

1.	Coya Therapeutics, Inc. Non-Confidential Corporate Presentation, dated November 2022

Exhibit A

Form of Lock-Up Agreement

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, New York 10004

Re:  Coya Therapeutics, Inc. – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Coya Therapeutics, Inc., a Delaware corporation (the “Company”), relating to a proposed offering (the “Offering”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants exercisable for shares of Common Stock.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on, but including, the date 180 days after the effective date of the registration statement relating to the Offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether any transaction described in any of the foregoing is to be settled by delivery of Common Stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Notwithstanding the foregoing, the restrictions set forth in the above shall not apply to (a)(i) transfers of Common Stock as a bona fide gift or gifts, (ii) transfers or dispositions of the undersigned’s Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) transfers or dispositions of the undersigned’s Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned, (iv) transfers or dispositions of the undersigned’s Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (v) distributions of the undersigned’s Common Stock to partners, members or stockholders of the undersigned, and (vi) transfers to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v) or (vi), each transferee, donee or distributee shall execute and deliver to the Representative a lock-up letter in the form of this letter agreement (this “Agreement”), (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing equity incentive plan, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, provided that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Agreement, or (c) the purchase of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B).  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Furthermore, notwithstanding the restrictions imposed by this Agreement, the undersigned may, without the prior written consent of the Representative (i) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the transfer of Common Stock, provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period, (ii) transfer to the Company shares of Common Stock (A) pursuant to any contractual arrangement that provides the Company with an option to repurchase such shares of Common Stock in connection with the termination of the undersigned’s employment or other service relationship with the Company, (B) upon a vesting event of any equity award granted under any stock incentive plan or stock purchase plan of the Company or (C) the transfer to the Company of Securities upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any filing under Section 16 of the Exchange Act with regard to (A), (B) or (C) shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, and (iii) transfer or dispose of Common Stock by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient of such shares of Common Stock shall execute and deliver to the Representative a lock-up letter in the form of this Agreement.

Further, this Agreement shall not restrict any sale, disposal or transfer of the undersigned’s Common Stock to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control of the Company occurring after the settlement of the Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s Common Stock subject to this Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Common Stock subject to this Agreement shall remain subject to the restrictions herein.  For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 100% of the total voting power of the voting share capital of the Company.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that if the Underwriting Agreement does not become effective by March 31, 2023, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

[Signature page follows.]

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the state or federal courts located in or nearest to the Borough of Manhattan, New York City, New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

By:
Name:
Title:

Exhibit B

Form of Warrant

(see attached.)

Ex. B-1

Exhibit C

Form of Underwriters’ Warrant

(see attached.)

Ex. C-1